UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 29, 2013 (July 23, 2013)
Date of Report (date of earliest event reported)

_________________________

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

_________________________

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2013, American Realty Capital Properties, Inc., a Maryland corporation (the “Company”), and ARC Properties Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with J.P. Morgan Securities LLC and Citigroup Global Markets Inc. (the “Representatives”), as representatives of the several Underwriters listed therein (the “Underwriters”), relating to the issuance and sale (the “Offering”) of $300,000,000 aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2018 (the “Notes”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional $30,000,000 aggregate principal amount of Notes to cover over-allotments if any. On July 29, 2013, the Representatives delivered notice to the Company electing to partially exercise such option to purchase $10.0 million aggregate principal amount of Notes, which is expected to close on or about August 1, 2013.

The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $289.2 million. The Company intends to use the net proceeds, including as a result of the Underwriters exercising their option to purchase additional Notes, (a) to repay outstanding indebtedness under its existing senior secured credit facility (which will increase its availability of funds under such credit facility) and (b) for other general corporate purposes which includes investing in properties in accordance with its investment objectives.

The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement (as defined below) in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Notes were issued pursuant to an Indenture, dated as of July 29, 2013 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 29, 2013 (the “First Supplemental Indenture”), between the Company and the Trustee. The Notes will bear interest at a rate equal to 3.00% per year and accruing from July 29, 2013, payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2014.

The Notes will mature on August 1, 2018, unless earlier repurchased, redeemed or converted. Holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding February 1, 2018 only under certain circumstances. On or after February 1, 2018, until the close of business on the business day immediately preceding the maturity date of the Notes, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the circumstances. The conversion rate for the Notes is initially 59.8050 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $16.72 per share of the Company’s common stock, representing a 15% conversion premium based on the closing price of the Company’s common stock of $14.54 per share on July 23, 2013). The initial conversion rate is subject to adjustment upon the occurrence of certain events. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election.

The Company may not redeem the Notes prior to the maturity date except to the extent but only to the extent necessary to preserve its status as a real estate investment trust for U.S. federal income tax purposes (“REIT”). If the Company determines that it is necessary to redeem the Notes to preserve its status as a REIT, it may redeem for cash all or part of the Notes prior to the maturity date at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

The Notes have been registered under the Act, pursuant to a shelf registration statement on Form S-3 (File No. 333-187240) previously filed by the Company with the Securities and Exchange Commission under the Act.

The foregoing summary description of the issuance and sale of the Notes, including the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated by reference hereto as Exhibit 1.1, the Indenture, which is incorporated by reference hereto as Exhibit 4.1, and the Supplemental Indenture (and the Form of Note included therein), which is incorporated by reference hereto as Exhibit 4.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above relating to the incurrence by the Company of $300,000,000 of debt as a result of the issuance of the Notes is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

As previously disclosed, the board of directors of the Company authorized, and the Company declared, an annualized dividend of $0.910 per share to be paid monthly to stockholders of record at the close of business on the 8th day of each month, payable on the 15th day of such month. Accordingly, on August 15, 2013, the Company will pay a distribution of $0.07583 per share to stockholders of record at the close of business on August 8, 2013.

Additionally, as previously announced, the Company’s board of directors has authorized the seventh consecutive quarterly increase to its annualized dividend from $0.910 per share to $0.940 per share per annum, contingent upon, and effective with, the earlier to close of the Company’s acquisition of CapLease, Inc. and American Realty Capital Trust IV, Inc. The Company expects such dividend increase to become effective in the third quarter of 2013.

A copy of the press release announcing the Company’s August 2013 dividend is attached to this Current Report on Form 8-K as Exhibit 99.3.

Item 8.01. Other Events.

Pricing and Closing of the Offering

On July 23, 2013, the Company issued a press release announcing the pricing of the Offering, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein. On July 29, 2013, the Company issued a press release announcing the closing of the Offering, which is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 23, 2013, by and among the Company, the Operating Partnership and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several Underwriters listed therein

4.1	Indenture, dated as of July 29, 2013, between the Company and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of July 29, 2013, between the Company and U.S. Bank National Association, as trustee

4.3	Form of 3.00% Convertible Senior Notes due 2018 (included in Exhibit 4.2)

5.1	Opinion of Venable LLP regarding the legality of the Notes

8.1	Opinion of Proskauer Rose LLP regarding certain tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Proskauer Rose LLP (included in Exhibit 8.1)

99.1	Press Release regarding Pricing of the Offering, dated July 23, 2013

99.2	Press Release regarding Closing of the Offering, dated July 29, 2013

99.3	Press Release regarding the Company’s August 2013 Dividend, dated July 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: July 29, 2013	By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the Board of Directors